EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the  incorporation  by reference  in this  Current  Report on Form
8-K/A of Oak Hill Financial, Inc. of our report dated January 27, 2005 on the consolidated financial statements of Lawrence Financial Holdings, Inc. incorporated by reference in the Annual Report of Lawrence Financial Holdings, Inc. on Form 10-KSB for the year ended December 31, 2004.



/s/ Crowe Chizek and Company LLC

Columbus, Ohio
June 17, 2005


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